Exhibit 10.7
ABTECH INDUSTRIES, INC.
2007 STOCK PLAN
INCENTIVE STOCK OPTION AGREEMENT
     This Option Agreement is made and entered into by and between AbTech Industries, Inc., a Delaware corporation (the “Company”) and                                          (the “Optionee”), as of                                         , 20          (the “Date of Grant”).
RECITALS
     A. The Company has adopted the AbTech Industries, Inc. 2007 Stock Plan (the “Plan”) as an incentive to enhance the Company’s ability to attract and retain the best available individuals for employment and advisory positions of substantial responsibility by providing an opportunity to have a proprietary interest in the success of the Company. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan.
     B. The Board has approved the granting of options to the Optionee pursuant to the Plan to provide an incentive to the Optionee to focus on the long-term growth of the Company.
     1. Grant of Option. The Company hereby grants to the Optionee the option (“Option”) to purchase                                          shares (subject to adjustment pursuant the Plan, as stated in Section 10 herein) of the Company’s Common Stock (the “Shares”) on the terms and conditions set forth in this Option Agreement. Subject to the limitations set forth in Section 2.1, the Option granted under this Option Agreement is intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
     2. Vesting of Option. The Option shall vest and become exercisable in accordance with the vesting schedule set forth on Schedule 1 attached to this Option Agreement.
          2.1 $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which the Option is granted that becomes exercisable for the first time during any calendar year (under this Option Agreement and any other agreement between the Company and Optionee) exceeds $100,000, the portion of the Option representing such excess value shall be treated as a Nonstatutory Stock Option.
          2.2 Accelerated Vesting. If (i) the Company is a party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or (ii) subsequent to the date of this Option Agreement any person or entity becomes the beneficial owner (as defined in Rule 13-d(3) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities; or (iii) the Company sells all or substantially all of its assets, then this

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Option shall automatically become fully exercisable for all of the Shares. Upon, or in anticipation of, such an event, the Administrator may cause the unexercised portion of this Option to terminate at a specific time in the future and may give the Optionee the right to exercise this Option during a period of time as the Administrator, in its sole and absolute discretion, may determine. Notwithstanding the foregoing, however, in no event shall the Administrator accelerate the exercise period for the Option in a manner that will violate the $100,000 limitation set forth in Section 2.1.
     3. Purchase Price. The price at which the Optionee is entitled to purchase the Shares under the Option is $                     per share (the “Option Price”). The Option Price has been determined by the Administrator to be not less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant of this Option (110% of the Fair Market Value per share of Common Stock on the Date of Grant if the Optionee is a stockholder who at the Date of Grant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company).
     4. Term of Option. The Option granted under this Option Agreement shall expire, unless otherwise exercised, upon the normal close of business of the Company on                                , 20         (the “Expiration Date”), subject to earlier termination under Section 8 below.
     5. Exercise of Option. The Option may be exercised by the Optionee as to all or any part of the Shares then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in Sections 6 and 7 below.
     6. Method of Exercising Option.
          6.1 General. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of written notice in the form attached hereto as Exhibit A, which notice shall be effective on the date received by the Company. The notice shall state the Optionee’s election to exercise the Option, the number of Shares to which the election relates, the method of payment elected, the exact name or names in which the Shares will be registered and the Social Security number of the Optionee. The notice must be signed by the Optionee and must be accompanied by payment of the purchase price. If the Option is exercised by a person or persons other than Optionee under Section 8 below, the notice must be signed by such other person or persons accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All Shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.
          6.2 Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Optionee incident to the receipt of Shares. Upon exercise of the Option, the Company may offset or withhold (from any amount owed by the Company to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax withholding obligations.

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     7. Method of Payment for Options. Payment for Shares purchased upon the exercise of the Option shall be made by the Optionee in cash or such other method permitted by the Administrator and communicated to the Optionee in writing prior to the date the Optionee exercises all or any portion of the Option.
     8. Termination of Relationship as a Service Provider.
          8.1 General. In the event that an Optionee ceases to be a Service Provider for any reason other than death or Disability, then the Optionee may at any time within three (3) months after the effective date of such termination exercise the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option be exercisable after the Expiration Date.
          8.2 Death or Disability of Optionee. In the event the Optionee ceases to be a Service Provider as a result of the Optionee’s death or Disability, the vested portion of the Option shall remain exercisable for a period of twelve (12) months after the date of the Optionee’s death or Disability. The Option may be exercised during such period by the Optionee or the Optionee’s legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under the Optionee’s last will and testament or if the Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death or Disability of the Optionee only if the Option was exercisable by the Optionee immediately prior to his death or Disability. In no event shall the Option be exercisable after the Expiration Date. The Administrator shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this Section 8 to exercise the Option.
          8.3 Forfeiture of Unvested Portion of Option. If, on the date on which the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee (or his or her legal representative(s) or other persons entitled to exercise the Option after his or her death) does not exercise his or her Option within the time specified in Section 8.1 or 8.2, as the case may be, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.
     9. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in Section 4 hereof and, except as provided in Section 8 above, only by the Optionee during his lifetime and while an Optionee of the Company. This Option shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.
     10. Adjustments in Number of Shares and Option Price. In the event of a change in capitalization or such other event as specified in Section 13 of the Plan, the Board will adjust the remaining Shares subject to this Option, all as set forth in Section 13 of the Plan.

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     11. Delivery of Shares. No Shares shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Board, the Optionee has delivered to the Board an investment representation statement as described in Section 12. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this Option Agreement shall relieve the Company of any liability with respect to the nonissuance or sale of the Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals. If the Shares covered by this Option Agreement exceed, as of the Date of Grant, the number of shares of Common Stock that may be issued under the Plan without stockholder approval, then this Option shall be void with respect to such excess Shares unless the Company obtains stockholder approval of an amendment increasing the number of shares of Common Stock issuable under the Plan prior to exercise of the Option with respect to such excess Shares.
     12. Securities Act. The Option granted hereunder may be exercised by the Optionee only if (i) the Shares that are to be issued upon such exercise are registered under the Securities Act and any and all other applicable securities laws, or (ii) the Company, upon advice of counsel, determines that the issuance of the Shares upon the exercise of this Option is exempt from registration requirements. The Company shall not be required to deliver any Shares pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations and or the regulations of any stock exchange or trading market on which the Company’s Common Stock may be listed at the time of such exercise and issuance. The Board may require that the Optionee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company an investment representation statement declaring (i) that the Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that the Optionee will not sell any Shares received upon exercise of the Option or any other securities of the Company that the Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.
The Company is under no obligation to register, under the Securities Act or any other applicable securities laws, any of the Shares to be issued to the Optionee upon the exercise of this Option or to take any action that would make available any exemption from registration. If the Shares to be issued to the Optionee upon the exercise of this Option have not been registered under the Securities Act and all other applicable securities laws, those Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and must be held indefinitely without any transfer, sale or other disposition unless (a) the Shares are subsequently registered under the Securities Act and all other applicable securities laws, or (b) the Optionee obtains an opinion of counsel that is satisfactory in form and substance to counsel for the Company that the Shares may be sold in reliance on an exemption from registration requirements. In the event that the Shares to be issued upon exercise of this Option are “restricted securities,” the certificates

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representing such Shares shall be endorsed with a legend reflecting the restrictions on transfer of such Shares under the Securities Act and other applicable securities laws.
     13. No Employment or Service Contract. Nothing in this Option Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any Parent or Subsidiary of the Company employing or retaining the Optionee) for any period of time or to interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary of the Company employing or retaining the Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the service of Optionee at any time for any reason whatsoever, with or without cause.
     14. Market Stand-off and Stock Lock-up. The Optionee hereby agrees that, at the request of the Company, the Optionee (or in the case of the Optionee’s death, his or her successors) shall agree not to sell or otherwise transfer any acquired Shares during any stock lock-up period agreed to by the Company and the managing underwriter associated with any public offering of Common Stock.
     15. Tax Information and Notice of Disqualifying Disposition. Because the Option is intended to be an Incentive Stock Option under Section 422 of the Code, whether or not the Option will receive such tax treatment will depend, in part, on the actions by the Optionee after exercise of the Option. For example, if the Optionee disposes of any of the Shares acquired upon exercise of the Option within two years after the Date of Grant or within one year of the date of exercise of the Option, the Optionee may lose the benefits provided by Section 422 of the Code. Accordingly, the Company makes no representations by way of the Plan, this Option Agreement, or otherwise, with respect to the actual tax consequences of the grant or exercise of the Option or the subsequent disposition of the Shares acquired upon exercise of the Option. If the Optionee sells or otherwise makes a disposition (within the meaning of Section 422 of the Code) of any of the Shares acquired upon exercise the Option prior to the later of (i) one year from the date of exercise of the Option, or (ii) two years from the Date of Grant, the Optionee agrees to give written notice to the Company of such disposition. The notice shall include the Optionee’s name, the exercise price, exercise date, the number of Shares disposed of, and the date of disposition.
     16. Copy of Plan. By the execution of this Option Agreement, the Optionee acknowledges receipt of a copy of the Plan.
     17. Obligation to Exercise. The Optionee shall have no obligation to exercise any option granted by this Option Agreement.
     18. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of Arizona.
     19. Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and the Optionee.

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     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be signed by its duly authorized representative and the Optionee has signed this Option Agreement as of the date first written above.

ABTECH INDUSTRIES, INC.
By:
Glenn R. Rink
President and Chief Executive Officer

By:
Jonathan Thatcher
Chairman, Compensation Committee

OPTIONEE

Printed Name:

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SCHEDULE 1
VESTING SCHEDULE
[Insert vesting schedule here: time-based and/or performance-based vesting]

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EXHIBIT A
EXERCISE NOTICE
AbTech Industries, Inc.
4110 North Scottsdale Rd.
Suite 235
Scottsdale, AZ 85251
Attention: Secretary
     Effective as of today,                            20           , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase                                                     shares of the Common Stock (the “Shares”) of AbTech Industries, Inc., (the “Company”) under and pursuant to the Company’s 2007 Stock Plan, as amended from time to time (the “Plan”) and the Incentive Stock Option Agreement (the “Option Agreement”) dated                                         , 20         . Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.
     1. Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     2. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.
The Optionee shall enjoy rights as a shareholder until such time as the Optionee disposes of the Shares.
     3. Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price for the Shares in the amount of $                                         by means of (indicate method of payment): .
     4. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.
     5. Taxes. The Optionee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. Because the Option is intended to be an Incentive Stock Option, the Optionee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares

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acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were issued to the Optionee.
     6. Restrictive Legends. The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
     7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.
     8. Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     9. Administration and Interpretation. The Optionee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
     10. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice of law Rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arizona to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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     11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
     12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.
     13. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. Nothing in the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

OPTIONEE:	ABTECH INDUSTRIES, INC.

(Signature)	By:
Social Security Number:	Title:

Address:	Address:

4110 North Scottsdale Rd.
Suite 235
Scottsdale, AZ 85251

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